UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

PROVENTION BIO, INC.

Commission File Number: 001-38552

Delaware	81-5245912
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

55 Broad Street, 2nd Floor
Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

(908) 336-0360

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2023, Provention Bio, Inc., a Delaware corporation (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with the financial institutions party thereto from time to time as lenders (the “Lenders”) and Hercules Capital, Inc., a Maryland corporation, which amends certain terms of the Loan and Security Agreement, dated August 31, 2022 (the “Loan Agreement”). The Amendment amends and restates the definition of “Term Loan Interest Rate” to mean, for any day, a per annum rate of interest equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 2.20% and (ii) 8.20%.

Additionally, on February 2, 2023, the Company drew down the $40 million second tranche (the “Second Tranche”) available under the Loan Agreement.

In connection with the drawdown under the Second Tranche, the Company issued warrants to the Lenders to acquire 93,457 shares of the Company’s common stock at an exercise price per share equal to $8.56 (the “Warrants”). The Warrants may be exercised on a cashless basis and are exercisable for a term beginning on the date of issuance and ending on the earlier to occur of seven years from the date of issuance or the consummation of certain acquisitions of the Company as set forth in the Warrants. The number of shares for which each Warrant is exercisable and the associated exercise price are subject to certain customary proportional adjustments for fundamental events, including stock splits and reverse stock splits, as set forth in the Warrants.

The foregoing descriptions of the Amendment and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amendment and the form of Warrant Agreement to be filed with the Securities and Exchange Commission in connection with its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above relating to the Loan Agreement and the Amendment are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above relating to the Warrants is incorporated by reference into this Item 3.02.

The issuance of the Warrants was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report: Exhibit No. Description

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2023

Provention Bio, Inc.

By:	/s/ Thierry Chauche
Thierry Chauche
Chief Financial Officer